Exhibit 99.1

Important News From
Ecology Coatings’ Cleantechnology Paper Coatings
Achieves Toxic Mold Inhibition
Case Western Reserve University Study Confirms Paper Coating Technology
Capability to Inhibit Black Mold Formation on Wallboard – a $6 Billion Industry
Bloomfield Hills, MI – April 16, 2008 – Ecology Coatings, Inc. (OTCBB: ECOC), a leader in the discovery and development of ultra-violet curable, cleantechnology advanced materials, today announced that a study completed at the Environmental Health Sciences Department of the Cleveland, Ohio-based Case Western Reserve University School of Medicine, has confirmed that Ecology Coatings’ cleantechnology paper coatings completely inhibited the growth of the toxic black mold, “Stachybotrys chartarum,” on wallboard.
“This is yet another significant milestone for Ecology Coatings in its continued commercialization efforts,” said Richard D. Stromback, the company’s Chairman and Chief Executive Officer. “The wallboard market, with annual global revenues in excess of $6 billion, is an important target market in our commercialization strategy. We are currently identifying manufacturers who would stand to benefit greatly from this one-of-a-kind technology,” added Stromback.
Stromback noted that Case Western Reserve’s conclusions are based on the advanced testing methods employed by their researchers. Traditional testing protocols applied to wallboard, such as those contained in ASTM D 3273 (Standard Test Method for Resistance to Growth of Mold), rely solely on visual observation and fail to account for invisible mold growth below the surface. Case Western Reserve’s researchers employed advanced quantitative methods that confirmed toxic black mold inhabitation even at these previously untested microscopic levels.
Sally Ramsey, Founder and Vice President of New Product Development, commented, “We are pleased that the Case Western Reserve study has provided us with an extensive, independent confirmation of our internal visual results, and we expect that these results will stimulate broad interest in our EcoQuick barrier coating products.”
She continued, “This technology may be applied to everything from wall coverings to pipe insulation, eliminating a serious source of respiratory illness in schools, hospitals, factories, homes and a variety of other venues.”
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Ecology Coatings’ Cleantechnology Paper Coatings Achieves Toxic Mold Inhibition

Areas and substances where black mold can be found include water soaked wood, ceiling tiles, wall paneling, cardboard, even items made of cotton. Black mold can grow on drywall and insulation and can infest areas in the floors, walls and ceilings. According to a 1999 Mayo Clinic Study, nearly all chronic sinus infections (afflicting 37 million Americans) are a result of molds. Similarly, a 300 percent increase in the asthma rate over the past 20 years has been linked to household molds (according to a USA Today Cover Story).
About Ecology Coatings, Inc.
Ecology Coatings is a global leader in the development of nano-enabled, ultra-violet curable, cleantechnology coatings that are designed to drive efficiencies and clean processes in manufacturing. The company has created a suite of proprietary industrial coatings with unique performance attributes by leveraging its proprietary platform of integrated nanomaterial technologies. Ecology Coatings collaborates with industry leaders to develop high-value, high performance coatings for applications in the paper, automotive, general industrial, electronic and medical sectors of the economy. Ecology Coatings was founded in March, 1990 and is headquartered in Bloomfield Hills, Michigan. The company maintains an R&D facility in Akron, Ohio. For additional information, visit the company’s website at www.ecologycoatings.com
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as, Ecology Coatings (the “Company”), by and through its management, “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans,” or other words of similar import. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and a wide variety of other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to: successfully commercialize its technology; generate revenues and achieve profitability in an intensely competitive industry; compete in products and prices with substantially larger and better capitalized competitors; secure, maintain and enforce a strong intellectual property portfolio; attract additional capital sufficient to finance our working capital requirements, as well as any investment of plant, property and equipment; develop a sales and marketing infrastructure; identify and maintain relationships with third party suppliers who can consistently provide us a reliable source of raw materials; acquire, develop, or identify for our own use, manufacturing capacity; attract and retain talented individuals; expand its shareholder base and public awareness of the Company through its investor relations
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Ecology Coatings’ Cleantechnology Paper Coatings Achieves Toxic Mold Inhibition

program; continue operations during periods of adverse changes in general economic or market conditions, and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, specifically, the “Risk Factors” enumerated in the Company’s latest Annual Report on Form 10-KSB.
Contact:

Investor and Media Relations:	Company:
McCloud Communications, LLC	Ecology Coatings
Marty Tullio, Managing Member	Adam Tracy, VP , General Counsel
949.553.9748	248.723.2223
Marty@McCloudCommunications.com	Adam.tracy@ecologycoatings.com
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